UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 18, 2018

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TrustCo Bank Corp NY

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

TrustCo Bank Corp NY, a New York corporation (“TrustCo”), and its subsidiary Trustco Bank, a federal savings bank (the “Bank” and, with TrustCo, the “Companies”), have entered into employment agreements with each of Kevin M. Curley, Executive Vice President of TrustCo, and Michael M. Ozimek, Executive Vice President of TrustCo (each an “Executive” and collectively, the “Executives”). The agreements are substantially identical. The initial term of each agreement began on December 18, 2018 and ends on January 1, 2020; beginning on January 1, 2020 and on January 1 of each year thereafter, the term of the agreements will be extended for an additional one-year period unless the Companies notify an Executive to the contrary 180 days in advance. Kevin M. Curley will be paid an annual base salary, initially $275,000, subject to annual increases as may be negotiated by the parties. Michael M. Ozimek will be paid an annual base salary, initially $360,000, also subject to annual increases as may be negotiated by the parties. The Executives will also receive certain annual payments in lieu of contributions to a supplemental retirement plan and will continue to participate in other employee benefit plans of the Companies.

Upon termination of an Executive’s employment due to retirement, disability, death, or upon his termination for any reason other than good cause (as defined in the employment agreement) within two years after a change in control (also as defined in the agreement), TrustCo must, for the longer of the life of such Executive or the life of his spouse, reimburse him or his spouse for otherwise unreimbursed medical expenses, including medical insurance premiums. These benefits are in addition to the general disability, death benefit, retirement, and pension plans maintained by the Companies. The employment agreement generally defines retirement as the earliest retirement date applicable to an Executive under the Retirement Plan of Trustco Bank. The term “disability” is defined as a mental or physical condition (i) in the opinion of a physician mutually agreed upon by the board of directors of the Companies and an Executive that will prevent him from carrying out the material job responsibilities or duties to which he was assigned at the time the disability was incurred and (ii) is expected to last for an indefinite duration or a duration of more than six months.

If there is termination (as defined in the employment agreement) of an Executive’s employment for any reason other than good cause (as defined in the employment agreement) or retirement within (i) 12 months prior to a change in control or (ii) two years following a change in control, then the Companies will pay to such Executive within 10 days following the last to occur of both his termination and a change in control a lump sum amount equal to 2.99 times his annual compensation in effect at the time of his termination or the change in control. The Companies will cause to be paid to such Executive all benefits payable to him under the Companies’ retirement, executive incentive compensation, pension and deferred compensation plans in accordance with the terms of such plans, all legal fees and expenses incurred by the Executive directly related to the enforcement of the payment of his termination benefits, and unless the termination was for good cause and was within two years after a change in control, the Companies will transfer to the Executive his company car (at book value) and any country club memberships owned by the Companies for the benefit of him.

Under the employment agreement, “good cause” means an Executive’s commission of an act of fraud, embezzlement or theft constituting a felony against either of the Companies as finally determined by a court of competent jurisdiction or an unequivocal admission by such Executive.

Also under the employment agreements, a “change in control” means a change in the ownership of TrustCo, a change in the effective control of either of the Companies, or a change in the ownership of a substantial portion of the assets of either of the Companies, as provided in Section 409A of the Internal Revenue Code and any guidance or regulations under Section 409A. Section 409A regulations provide the following:

•
subject to certain exceptions specified in the agreement, a change in the ownership of either of the Companies occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of TrustCo that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of either of the Companies;

•
a change in the effective control occurs only on the date that either: (i) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of either of the Companies possessing 30% or more of the total voting power of the stock of TrustCo or (ii) a majority of members of TrustCo’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of TrustCo’s board of directors prior to the date of the appointment or election; or

•
a change in the ownership of a substantial portion of either of the Companies’ assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from either of the Companies that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of TrustCo immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of TrustCo, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Under the employment agreement:

•
the term “termination” means (1) the termination by the Companies of an Executive’s employment with the Companies for any reason or reasons other than for good cause and (2) the termination by an Executive of his employment with the Companies for good reason, which such termination under either (1) or (2) results in a “separation from service” with the Companies within the meaning of Treasury Department regulations.

•
the term “good reason” generally means (i) any substantial diminution in an Executive’s job responsibilities or a material adverse change in his title or status, (ii) a reduction by the Companies in an Executive’s annual base salary, the failure to maintain on behalf of an Executive (and his dependents) benefits which are at least comparable in the aggregate to those in effect as of the date of the agreement, or a determination for reasons other than good cause not to extend the term of the agreement or (iii) the relocation of the principal place of an Executive’s employment by more than 50 miles from TrustCo’s principal executive office as of the date of the agreement.

The Companies must provide indemnification rights and benefits to the Executives to the fullest extent permitted by law and the charter or bylaws of the Companies. Any amendment or revision to such charter or bylaws that adversely affects the indemnification rights or benefits available to an Executive under such charter or bylaws as of the date of the agreement will not be effective against an Executive unless he has consented in writing to such amendment or revision. Further, the indemnification provided under the agreements will be in addition to any other rights to which the Executives may be entitled under the charter or bylaws of the Companies or any statute, other agreement, vote of shareholders or disinterested directors, or otherwise.

Item 8.01	Other Events

On December 18, 2018, TrustCo issued a press release announcing the promotions of Kevin M. Curley and Michael M. Ozimek to Executive Vice President on December 18, 2018. A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Reg S-K Exhibit No.	Description

10(a)	Form Employment Agreement among Trustco Bank, TrustCo Bank Corp NY and each Executive, effective December 18, 2018

99	Press Release Issued December 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 18, 2018

By:	/s/ Robert M. Leonard
Robert M. Leonard
Executive Vice President and
Chief Risk Officer

Exhibits Index

Reg S-K Exhibit No.	Description	Page

10(a)	Form Employment Agreement among Trustco Bank, TrustCo Bank Corp NY and each Executive, effective December 18, 2018	1-14

99	Press Release Issued December 18, 2018	1-2